UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 10, 2014

Splunk Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35498	86-1106510
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Brannan Street

San Francisco, California 94107

(Address of principal executive offices, including zip code)

(415) 848-8400

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07.          SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

Splunk Inc. (the “Company”) held its Annual Meeting of Stockholders (“Annual Meeting”) on June 10, 2014.  The matters voted upon at the Annual Meeting and the results of such voting are set forth below.

Proposal 1: Election of Class II Directors

Name of Director	For	Withheld	Broker Non-Vote
John G. Connors	97,314,647	1,050,311	11,547,640
Patricia B. Morrison	96,468,397	1,896,561	11,547,640
Nicholas G. Sturiale	91,894,268	6,470,690	11,547,640

John G. Connors, Patricia B. Morrison and Nicholas G. Sturiale were duly elected as Class II directors.

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm

For	Against	Abstain
108,620,064	430,868	861,666

The Company’s stockholders approved PricewaterhouseCoopers LLP, independent registered public accountants, to audit the Company’s financial statements for the year ending January 31, 2015, as disclosed in the proxy statement relating to the Annual Meeting.

Proposal 3: Advisory Vote to Approve Executive Compensation

For	Against	Abstain	Broker Non-Vote
38,142,293	56,733,060	3,489,605	11,547,640

The Company’s stockholders did not approve Proposal 3, a non-binding advisory vote concerning the compensation of the named executive officers as disclosed in the proxy statement relating to the Annual Meeting.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Splunk Inc.

By:	/s/ David F. Conte
David F. Conte
Senior Vice President and Chief Financial Officer

Date: June 13, 2014

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